SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT

                          July 1, 2003
            -----------------------------------------
            (Date of Report - Date of Earliest Event)


                Commission file number: 000-32997


                   RAIKE FINANCIAL GROUP, INC.
     ------------------------------------------------------
     (Exact name of registrant as specified in its charter)

        Georgia                      6211                58-2161804
-------------------------     -----------------      ----------------
(State of Jurisdiction of     (Primary Standard      (I.R.S. Employer
    Incorporation or             Industrial           Identification
      organization)                Code)                  Number)

275 Parkway 575 Suite 100
Woodstock, Georgia                                        30188
----------------------------------------                ----------
(Address of principal executive offices)                (Zip Code)

                               770-516-6996
                            ------------------
                            (Telephone Number)


                              Not Applicable
             ----------------------------------------------------
             (Former name, former address and former fiscal year,
                          if changed since last report)

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ITEM 5  - OTHER EVENTS

There has been an ongoing NASD arbitration case between Raike Financial Group and a group of three of its former customers. Raike Financial Group firmly believed that the case had no merits and was baseless. However, on July 1, 2003, a panel of arbitrators, through NASD Dispute Resolution, issued an award in favor of the plaintiffs in an NASD arbitration proceeding in which the Company was named as a defendant ( Conkey et al v Riccio et al, NASD No. 00-04941 ). The claims arose over speculative margin trading by three customers during the market run-up and decline of 1999-2000. As the market declined the customers defaulted and the Company was attempting to collect the unpaid margin debt, as previously disclosed in Company filings. To avoid having to pay, these customers commenced an arbitration proceeding in Buffalo, New York alleging unauthorized trading, excessive transactions and unsuitability among other things. The Company denied any liability and counterclaimed for over $100,000 of unpaid margin debt. A three-arbitrator panel composed of local people found, after hearings, that the Company was jointly liable with another defendant for an aggregate of $674,000 plus costs. The Company continues to deny any liability and believes that this award is unjust in the extreme, arbitrary, excessive and against the weight of the evidence.

This is a NASD arbitration proceeding to which the customer has a right under NASD rules and from which the NASD provides no right of appeal whatsoever. This award can only be overturned by having the Company commence a new, long and expensive proceeding in a state or Federal court to vacate the award, a proceeding in which the judge has extremely narrow grounds on which the award can be vacated. And, if the award is not paid in a timely fashion, the NASD has the right to impose severe penalties upon the Company, including suspension of its NASD license. On advice of counsel, the Company believes that the likelihood of vacating this award is slim at best and, weighed against the risks of further NASD penalties, has reluctantly agreed to comply with the requirements of the award. The Company has not decided what, if any, further action is warranted to achieve redress from what it believes to be a major miscarriage of justice.

The Company believes that it has the resources to survive this unjust and unforeseen result and that, while affected by this award; its net capital will continue to remain in compliance with regulatory requirements.


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                           SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     RAIKE FINANCIAL GROUP, INC.




Date:  July 10, 2003                 By: /s/William Raike
                                        --------------------------
                                        William Raike
                                        President, Chief Executive
                                        Officer



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